As filed with the Securities and Exchange Commission on May 30, 2014

Registration No. 333- _____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

NIC INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization	52-2077581 (IRS Employer Identification No.)

25501 West Valley Parkway, Suite 300, Olathe, Kansas (Address of Principal Executive Offices)	66061 (ZIP Code)

2014 AMENDED AND RESTATED STOCK COMPENSATION PLAN
(An amendment and restatement of the 2006 Amended and Restated Stock Option and Incentive Plan)
(Full title of the plan)

William F. Bradley, Jr., Esq.
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary
NIC Inc.
25501 West Valley Parkway, Suite 300
Olathe, Kansas 66061
 (Name and address of agent for service)

(877) 234-3468
(Telephone number, including area code, of agent for service)

Copy to:

Victoria R. Westerhaus
Stinson Leonard Street LLP
1201 Walnut, Suite 2900
Kansas City, MO 64106
(816) 842-8600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee (2)
Common Stock	1,538,469	$ 16.95	$ 26,077,049.55	$ 3,358.72

(1)           Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)           Estimated solely for the purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act, based on the average of the high and low prices of the Registrant's common stock as reported on the NASDAQ Global Select Market on May 23, 2014.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed by NIC Inc. (the “Registrant”) for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective.  Except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-159548) filed by the Registrant on May 28, 2009, Registration Statement on Form S-8 (File No. 333-136016) filed by the Registrant on July 25, 2006 and the Registration Statement on Form S-8 (File No. 333-83171) filed by the Registrant on July 19, 1999, each as amended, and each relating to the Registrant’s 2014 Amended and Restated Stock Compensation Plan (an amendment and restatement of the 2006 Amended and Restated Stock Option and Incentive Plan) and its predecessor plans (as amended, the “Plan”). This Registration Statement is being filed to register an additional 1,538,469 shares of the Registrant’s common stock subject to issuance under the Plan, as amended on May 6, 2014 to increase the number of shares authorized for issuance thereunder.

The documents containing the information specified in "Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information" of Form S-8 will be sent or given to participants of the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the "SEC") either as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed (other than the portions of those documents furnished or otherwise not deemed to be filed) by the Registrant with the SEC are hereby incorporated by reference in this Registration Statement:

●
The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on February 27, 2014, including portions of the Registrant's Annual Proxy Statement filed with the SEC on March 21, 2014 that are incorporated by reference therein;

●	The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed with the SEC on May 6, 2014;

●	The Registrant's Current Report on Form 8-K filed with the SEC on May 8, 2014;

●
The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A/A (File No. 000-26621) filed with the SEC on May 28, 2009, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed (other than the portions of those documents furnished or otherwise not deemed to be filed) by the Registrant or the Plan, as applicable, pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6. Indemnification of Directors and Officers.

As permitted by the Delaware General Corporation Law of the State of Delaware (the "DGCL"), the Registrant's Certificate of Incorporation provides its directors will not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Section 145 of the DGCL gives the Registrant the power, subject to certain conditions and limitations, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the Registrant) by reason of the fact that the person is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.  Article X of the Registrant's Certificate of Incorporation provides Section 145 coverage of indemnification and advancement of expenses to each person who is or was a director or officer of the Registrant or is or was a director or officer of the Registrant serving at the Registrant's request as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or employee benefit plan, to the fullest extent permitted under Delaware law.

The Registrant maintains insurance for the benefit of its directors and officers to insure these persons against certain liabilities, including liabilities under the securities laws.

The Registrant enters into indemnification agreements with each of its directors and executive officers.  The indemnification agreements supplement existing indemnification provisions of the Registrant's Certificate of Incorporation and Bylaws and, in general, provide for indemnification of and advancement of expenses to the indemnified party, subject to the terms and conditions provided in the indemnification agreement. The indemnification agreements also establish processes and procedures for indemnification claims, advancement of expenses and other determinations with respect to indemnification.

Item 8. Exhibits.

EXHIBIT INDEX

Exhibit Number	Exhibit Index

5.1	Opinion of Stinson Leonard Street LLP*

23.1	Consent of PricewaterhouseCoopers LLP*

23.2	Consent of Stinson Leonard Street LLP (included in Exhibit 5.1)*

24	Power of Attorney (included on the signature page hereto)

99.1
2014 Amended and Restated Stock Compensation Plan (an amendment and restatement of the 2006 Amended and Restated Stock Option and Incentive Plan) (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed with the SEC on May 8, 2014)

    *  Filed herewith

Item 9. Undertakings.

A.           The Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Olathe, State of Kansas, on this 30 day of May, 2014.

NIC INC.,
a Delaware corporation

By:	/s/ Harry H. Herington
Name:	Harry H. Herington
Title:	Chairman of the Board and Chief Executive Officer

 POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS,  that each individual whose signature appears below constitutes and appoints Harry H. Herington, William F. Bradley, Jr. and Stephen M. Kovzan, and each of them, the undersigned's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement and any registration statement for the same offering covered by this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

By:	/s/ Harry H. Herington	Chairman of the Board and Chief	May 30, 2014
	Harry H. Herington	Executive Officer (Principal Executive Officer)

By:	/s/ Stephen M. Kovzan	Chief Financial Officer (Principal	May 30, 2014
	Stephen M. Kovzan	Financial Officer)

By:	/s/ Aimi Daughtery	Chief Accounting Officer (Principal	May 30, 2014
	Aimi Daughtery	Accounting Officer)

By:	/s/ Art N. Burtscher	Lead Independent Director	May 30, 2014
Art N. Burtscher

By:	/s/ Daniel J. Evans	Director	May 30, 2014
Daniel J. Evans

By:	/s/ Karen S. Evans	Director	May 30, 2014
Karen S. Evans

By:	/s/ Ross C. Hartley	Director	May 30, 2014
Ross C. Hartley

By:	/s/ C. Brad Henry	Director	May 30, 2014
C. Brad Henry

By:	/s/ Alexander C. Kemper	Director	May 30, 2014
Alexander C. Kemper

By:	/s/ William M. Lyons	Director	May 30, 2014
William M. Lyons

By:	/s/ Pete Wilson	Director	May 30, 2014
Pete Wilson

EXHIBIT INDEX

Exhibit Number	Exhibit Index

5.1	Opinion of Stinson Leonard Street LLP*

23.1	Consent of PricewaterhouseCoopers LLP*

23.2	Consent of Stinson Leonard Street LLP (included in Exhibit 5.1)*

24	Power of Attorney (included on the signature page hereto)

99.1
2014 Amended and Restated Stock Compensation Plan (an amendment and restatement of the 2006 Amended and Restated Stock Option and Incentive Plan) (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed with the SEC on May 8, 2014)

    *  Filed herewith